UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 22, 2017, the U.S. Congress enacted the Tax Cuts and Jobs Act (the Tax Legislation). The Tax Legislation significantly revises the U.S. corporate income tax by, among other things, lowering corporate income tax rates. Related to the Tax Legislation and in conjunction with other evidence, Diversified Restaurant Holdings, Inc. (the Company) is not able to conclude that it is more likely than not that its deferred tax assets will be realized and, as a result, will record a valuation allowance against its deferred tax assets at December 31, 2017. The Company estimates, based on currently available information, that the enactment of the Tax Legislation and the valuation allowance will result in a reduction of approximately $19.0 million in its earnings for the year ending December 31, 2017 consisting of (i) a write-down of deferred tax assets of approximately $3.1 million as a result of their re-measurement at the lower enacted corporate tax rates, and (ii) a valuation allowance of approximately $15.9 million.

As of December 31, 2017, the Company estimates that its federal net operating loss and tax credit carryforwards total approximately $31.1 million and $8.4 million, respectively. At its currently anticipated effective tax rate, the Company estimates that, together, these carryforwards will offset future pre-tax income of approximately $71.0 million.

The impact of the Tax Legislation may differ from this estimate, possibly materially, due to, among other things, changes in interpretations and assumptions the Company has made, guidance that may be issued and actions the Company may take as a result of the Tax Legislation.

Diversified Restaurant Holdings plans to announce its financial results for the fourth quarter and year ended December 31, 2017 on Thursday, March 8, 2018 and will host a conference call the following day, as previously announced and detailed below:

Fourth Quarter and Full Year 2017 Conference Call
Friday, March 9, 2018
10:00 a.m. Eastern Time
Phone: (201) 389-0879
Webcast and accompanying slide presentation: www.diversifiedrestaurantholdings.com
A telephonic replay will be available from 1:00 p.m. ET on the day of the call through Friday, March 16, 2018. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13676375, or access the webcast replay via the Company’s website. A transcript will also be posted to the website once available.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: February 26, 2018	By:	/s/ Phyllis A. Knight
	Name:	Phyllis A. Knight
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)